                                                                   Exhibit 10.57

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (hereinafter "Agreement"), having an Effective Date of September 27, 2002, is entered into by Liquid Audio, Inc., a Delaware corporation (hereinafter "Liquid Audio"), and Microsoft Corporation, a Washington corporation (hereinafter "Microsoft").

     Whereas Liquid Audio is the owner of full right and title (both legal and equitable) to certain inventions, patents, and applications, defined herein as "Liquid Audio Patents"; and

     Whereas Microsoft is desirous of acquiring the entire domestic and foreign right title and interest in and to such Liquid Audio Patents.

     Now, therefore, Liquid Audio and Microsoft hereby covenant, agree and assign as follows:

1. DEFINITIONS
      1.1. "Liquid Audio Products" shall mean the complete line of products and services currently offered by Liquid Audio and future improvements and evolutions of those products and services. Liquid Audio Products does not include new additions in the product line, merged products or services, or other products or services with which Liquid Audio Products can be used. Liquid Audio Products comprise two separate components; retail integration products and services, and client/server products and services.
      1.2. "Liquid Audio Patents" shall mean those patents and applications identified as such in Exhibit B, including all U.S. and foreign patents and patent applications that claim priority to such identified patents and applications and all U.S. and foreign patents and applications to which such identified patents and applications relate or claim priority.
      1.3. "Subsidiary" shall mean a corporation, company or other entity 1) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or 2) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.
2. TRANSFER OF RIGHTS

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      2.1. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Liquid Audio and its Subsidiaries hereby assign and transfer to Microsoft and its representatives, successors and assigns their full and exclusive right, title and interest in and to all Liquid Audio Patents in the U.S. and every foreign country, including any parents, provisionals, continuations, continuations-in-part, divisions, reissue applications, extensions, Patent Cooperation Treaty applications, or derivatives of any of the foregoing, both foreign and domestic. Liquid Audio and its Subsidiaries also hereby assign and transfer to Microsoft and its representatives, successors and assigns their full and exclusive right, title and interest in and to all protectable (e.g., as by patenting) inventions, in the U.S. and every foreign country, described or embodied in the Liquid Audio Patents.
      2.2. Liquid Audio and its Subsidiaries hereby assign and transfer to Microsoft and its representatives, successors and assigns the full and exclusive right to recover all past damages and other potential relief arising from the Liquid Audio Patents assigned by this Agreement, including the full and exclusive right to pursue Civil Action Number 3:02cv3115, filed in US District Court for the Northern District of California (San Francisco), and naming Infosplit, Inc., as defendant (the "Infosplit Suit").
      2.3. Microsoft will indemnify and hold harmless Liquid Audio, its current Subsidiaries, and their respective successors and assigns against any losses, claims, damages, or liabilities to which they may become subject in connection with the Infosplit Suit, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon claims relating to the Liquid Audio Patents. Notwithstanding the foregoing, Microsoft will not indemnify and hold harmless Liquid Audio, its current Subsidiaries, or their respective successors and assigns against any losses, claims, damages, or liabilities to which they may become subject in connection with the Infosplit Suit, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon claims relating to Liquid Audio's business practices, including as yet unasserted claims relating to any past conduct of Liquid Audio in bringing or prosecuting the Infosplit Suit.
      2.4. The parties agree to take such steps as may be required to effect a substitution of parties in the Infosplit Suit in accordance with the Federal Rules of Civil Procedure (the "Substitution") within 45 business days following the date of this Agreement. Microsoft will assume responsibility for all legal fees and expenses incurred in connection with the Infosplit Suit after the date of this Agreement.
      2.5. For the purpose of recordation and in accordance with the transfers herein, at the same time as this Agreement is executed, Liquid Audio shall execute the assignment document attached as Exhibit A listing certain specific patents and applications of the Liquid Audio Patents.
      2.6. Liquid Audio and its Subsidiaries hereby authorize and request the Commissioner of Patents to issue U.S. patents to Microsoft, its representatives, successors and assigns relating to the inventions and applications conveyed by this Agreement.

      2.7. Liquid Audio and its Subsidiaries, convey to Microsoft, its representatives, successors and assigns, the right to make applications on their own behalf for protection of the inventions conveyed herein in the U.S. and foreign countries and to claim, under United States law, the Patent Cooperation Treaty, the International Convention and/or other international arrangements for any such application, priority to any earlier application or patent.
      2.8. Liquid Audio shall take reasonable procedural steps to maintain the currently extant foreign applications and all of the domestic applications listed in Exhibit B in good standing for a period up to 60 days after the date of the Agreement.
      2.9. Liquid Audio shall pay any maintenance fee, annuity or the like, due with respect to any patents listed in Exhibit B, both foreign and domestic, up to 60 days after the date of the Agreement.
     2.10. Within 30 days of the Effective Date, Liquid Audio shall i) provide a complete and accurate docket identifying the relevant dates when any action or response is due within the next 12 months in any US and foreign patent offices with respect to the assigned patents and applications, and ii) transfer all files maintained by Liquid Audio outside counsel and in-house counsel to Microsoft for such assigned patents and applications.
3.  LICENSE TO LIQUID AUDIO
      3.1. Subject to the restrictions below relating to No Implied Licenses, Microsoft hereby grants to Liquid Audio and its Subsidiaries, a non-exclusive, worldwide, royalty-free, perpetual patent license to make, use, lease, license, distribute, import, sell or offer for sale Liquid Audio Products under the Liquid Audio Patents.
      3.2. This non-exclusive, worldwide, royalty-free, perpetual patent license to Liquid Audio and its Subsidiaries is transferable to any third party successor in interest to Liquid Audio's rights in and to the Liquid Audio Products or either component of the Liquid Audio Products, whether by exclusive license or asset sale (either such event being referred to hereinafter as a "Technology Transfer"), or by tender offer, merger, consolidation, reorganization, or subsidiary merger (any such event being referred to hereinafter as a "Change of Control"). Such transfer shall be affected by written notice by Liquid Audio to Microsoft, and shall have the legal effect of (i) granting to the acquiring party a non-exclusive, worldwide, royalty-free, perpetual patent license to make, use, lease, license, distribute, import, sell or offer for sale the transferred component(s) of the Liquid Audio Products under the Liquid Audio Patents, and (ii) in the event of a Technology Transfer (but not in the event of a Change of Control), terminating the license to Liquid Audio and its Subsidiaries with respect to the transferred component(s).
      3.3. Notwithstanding the transfer of Liquid Audio's patent license to a third party in accordance with Paragraph 3.2, Microsoft shall not assert any of the Liquid Audio Patents against Liquid Audio or its Subsidiaries during the terms of such patents for Liquid Audio's manufacture, use, leasing, licensing, distribution, importation, sale or offering for sale of any Liquid Audio Products.
4. NO IMPLIED LICENSES
      4.1. Microsoft does not grant to Liquid Audio or any other entity any implied licenses or rights whatsoever under this Agreement. Microsoft does not grant to Liquid

           Audio or any other entity any express licenses or rights with respect to any patents other than the Liquid Audio Patents. No licenses or rights are granted to Liquid Audio or any other entity regarding subject matter not invented by employees, contractors or other agents of Liquid Audio.
      4.2. By way of example only, the license to Liquid Audio and its Subsidiaries does not include any express or implied licenses or rights to any enabling technologies that may be required to practice the inventions disclosed or claimed in the Liquid Audio Patents.
5.  PAYMENT
      5.1. As consideration for the assignment of rights granted by Liquid Audio herein, Microsoft shall pay to Liquid Audio on or prior to the Effective Date, the total sum of Seven Million U.S. Dollars ($7,000,000.00) (hereinafter referred to as the "Purchase Price"). The assignment and license provisions set for the herein are contingent upon the payment of the foregoing sum to Liquid Audio.
      5.2. Payment under Paragraph 5.1 shall be made by electronic funds transfer. Such payment shall be deemed to be made on the date credited to the following account:
                Pay to:                         SIL VLY BK SJ
                Routing & Transit #:             121140399
                For Credit Of:                  Liquid Audio, Inc.
                Credit Account #:               3300041101 (SVB Checking)
6.  COVENANTS AND OTHER PROVISIONS
      6.1. Liquid Audio represents and warrants that (a) it is solvent as of the execution date of this Agreement, (b) it has the right to assign the patents, applications, inventions, and the right to pursue the Infosplit Suit which are referred to herein, and (c) it is conveying through this Agreement its undivided right, title and interest in and to the patents, applications and inventions, and to Liquid Audio's right to pursue the Infosplit Suit, as stated herein and that, to its knowledge, no other has any right to such property, except as explicitly stated herein.
      6.2. Liquid Audio represents and warrants that Exhibit B accurately identifies all patents and applications (foreign and domestic) owned by or assignable to (in whole or in part) Liquid Audio or any of its Subsidiaries. Liquid Audio further represents and warrants that no Liquid Audio Patents were withheld from this Agreement.
      6.3. Liquid Audio represents and warrants that no agreements with third parties under any of the Liquid Audio Patents prevent Liquid Audio from entering into this Agreement. Liquid Audio further represents and warrants that no entities have licenses with respect to the Liquid Audio Patents, other than licenses of the Liquid Audio Products.
      6.4. Liquid Audio represents and warrants that it has taken, and will take, no action materially adversely affecting the validity, scope, enforceability, patentability or issuance of the Liquid Audio Patents.
      6.5. Liquid Audio represents and warrants that, to its knowledge, all of the domestic patent applications listed in Exhibit B are in good standing and that none of such applications have been abandoned.

      6.6. Liquid Audio represents and warrants that all maintenance fees and the like due with respect to any domestic patents listed in Exhibit B have been paid, and that all attorney's fees, court costs and the like due with respect to the Infosplit Suit have been paid.
      6.7. Liquid Audio represents and warrants that, to its knowledge, the Liquid Audio Patents are valid and enforceable, and that it is unaware of any facts that would render the Liquid Audio Patents invalid or un-enforceable.
      6.8. Liquid Audio represents and warrants that it owns the Liquid Audio Patents and the right to pursue the Infosplit Suit free and clear of any liens, encumbrances, security interests, or other claims except for the licenses noted in this Agreement.
      6.9. Liquid Audio shall pay all transfer taxes imposed on the sale of the acquired assets, including all sales, gross receipts, excise and gross income taxes. At the request of Liquid Audio, Microsoft will provide a valid resale certificate to Liquid Audio as soon as practicable after the date of the Agreement.
     6.10. Liquid Audio has timely filed (or caused to be filed) all federal, state, local and foreign tax returns, reports, elections, and information statements required to be filed by it with respect to the acquired assets, which returns are true, correct and complete in all respects, and paid all taxes required to be paid as shown on such returns. All taxes with respect to the acquired assets required to be paid for the periods covered by such returns or prior to the date of the Agreement have been paid.
     6.11. No deficiencies or adjustments for any tax with respect to the acquired assets have been claimed, proposed, assessed or threatened and no major stockholder, director or officer of Liquid Audio expects any authority to assess any additional taxes with respect to the acquired assets for any period for which returns have been filed. Except as so disclosed, Liquid Audio is not subject to any pending or threatened audit or examination regarding taxes with respect to the acquire assets.
     6.12. Liquid Audio covenants and agrees that neither it nor its Subsidiaries shall execute any writing or do any act whatsoever conflicting with the terms of this Agreement, and that Liquid Audio and its Subsidiaries will at any time upon request, without further or additional consideration, but at the expense of Microsoft, execute such additional assignments or other writings and perform such additional acts as Microsoft may deem necessary or desirable to perfect Microsoft's enjoyment of this Agreement. Liquid Audio further covenants and agrees, at Microsoft's expense, to render all necessary assistance in making application for, prosecuting in any patent office internationally, and obtaining original, continuation, continuation-in-part, divisional, reissued, reexamined, and National phase patents of the U.S. or of any and all foreign countries on the inventions assigned herein, and in enforcing any rights or choses in action accruing as a result of the rights assigned herein, and by executing statements and other affidavits, it being understood that the foregoing covenant and agreement shall bind, and inure to the benefit of, the assigns and representatives of all parties hereto.
     6.13. The parties acknowledge that Liquid Audio will be required to disclose the execution and delivery of this Agreement in a press release and to file a copy of this Agreement as an attachment to a current report on Form 8-K with the Securities and Exchange Commission. The parties agree to issue a press release in the form attached as Exhibit C no later than the close of business on the date of this Agreement. Nothing in this provision shall prohibit the disclosure of this Agreement to the extent necessary to comply with any applicable laws or securities regulations.
     6.14. This Agreement and all matters relating to this Agreement shall be construed and controlled by the laws of the State of Washington.
     6.15. Except as otherwise provided in the Agreement, the parties shall pay their respective expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the consummation of the transactions contemplated hereby.
     6.16. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given on the day they are (i) deposited in the U.S. mail, postage prepaid, certified or registered, return receipt requested, or (ii) sent by air express courier, charges prepaid, and addressed as follows:
   6.16.1. If to Microsoft: Microsoft Corporation, One Microsoft Way,
           Redmond, WA 98052-6399, Attention: Will Poole, with a copy to Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399,
           Attention: John Weresh.
   6.16.2. If to Liquid Audio: Liquid Audio, Inc., 800 Chesapeake Drive,
           Redwood City, CA 94063, Attention: Robert Flynn; with a copy to Perkins Coie LLP, 101 Jefferson Drive, Menlo Park, CA 94025,
           Attention: Mark Albert.
   6.16.3. Such addresses may be changed, from time to time, by means of a written notice delivered by the party seeking to change such address in the manner provided for in this paragraph.
     6.17. This Agreement shall be binding upon and inure to the benefit of the parties and their respective Subsidiaries, successors and assigns.
     6.18. The invalidity or unenforceability of any term or provision, of this Agreement or the application of such term or provision to any person or circumstance shall not impair or affect the remainder of this Agreement or its application to other persons and circumstances, and the remaining terms and provisions shall remain in full force and effect.
     6.19. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, among the undersigned with respect to the subject matter hereof.
     6.20. The representations, warranties and covenants of Liquid Audio set forth in this Agreement shall continue until 12 months from the date of the Agreement at which time all representations and warranties for all causes of action under this Agreement shall expire, provided, however, that obligations of Liquid Audio for indemnifiable amounts arising out of fraud or willful misstatements or omissions of Liquid Audio will have no time limit and will not be subject to the cap on indemnification obligations below. With respect to claims by Microsoft for indemnification under this paragraph, Liquid Audio's aggregate indemnification obligations shall not exceed the Purchase Price. Notwithstanding the foregoing, no representation or warranty shall expire to the extent Microsoft has provided

           Company written notice of Microsoft's claim prior to the expiration of the applicable survival period.

     In witness whereof, the parties hereto have caused this assignment to be made and executed by duly authorized officers as of the dates indicated below.

Agreed to:                        Agreed to:
LIQUID AUDIO                      MICROSOFT CORPORATION

By: /s/Gerald Kearby              By:
    -------------                    ---------------------
Name: GERALD KEARBY               Name:
      -------------                    -------------------
Title: CEO                        Title:
       ---                              ------------------
Date: Sept 27, 2002               Date:
      -------------                     -------------------

                                  By:
                                     ----------------------
                                  Name:
                                       --------------------
                                  Title:
                                        --------------------
                                  Date
                                      --------------------

           Company written notice of Microsoft's claim prior to the expiration of the applicable survival period.

     In witness whereof, the parties hereto have caused this assignment to be made and executed by duly authorized officers as of the dates indicated below.

Agreed to:                        Agreed to:
LIQUID AUDIO                      MICROSOFT CORPORATION

By:                               By: William Poole
   ---------------------              -------------

Name:                             Name: William Poole
     -------------------                -------------

Title:                            Title: VP Windows
      ------------------                 ----------
Date:                             Date: 9-27-02
      ------------------                -------

                                  By:
                                     ----------------------
                                  Name:
                                       --------------------
                                  Title:
                                        --------------------
                                  Date
                                      --------------------

           Company written notice of Microsoft's claim prior to the expiration of the applicable survival period.

     In witness whereof, the parties hereto have caused this assignment to be made and executed by duly authorized officers as of the dates indicated below.

Agreed to:                        Agreed to:
LIQUID AUDIO                      MICROSOFT CORPORATION

By:                               By:
   --------------------              ---------------------
Name:                             Name:
     ------------------                -------------------
Title:                            Title:
      -----------------                 ------------------
Date:                             Date:
     ------------------                -------------------

                                  By: /s/ Richard P Emerson
                                      ---------------------
                                  Name: Richard P. Emerson
                                        -------------------
                                  Title: Senior VP, Corporate Dev.
                                         -------------------------
                                  Date Sept. 26, 2002
                                       -------------------

                      EXHIBIT A TO ASSET PURCHASE AGREEMENT

                                   ASSIGNMENT

     WHEREAS, LIQUID AUDIO, a Delaware Corporation, (hereinafter referred to as "Assignor") owns all right, title and interest in and to the inventions, patents and patent applications (hereinafter referred to as the "Intellectual Property") identified in Exhibit B attached hereto; and

     WHEREAS, MICROSOFT CORPORATION, a Washington Corporation, (hereinafter referred to as "Assignee"), is desirous of acquiring the entire domestic and foreign right, title, and interest in and under the Intellectual Property.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor assigns and transfers to the Assignee and the Assignee's legal representatives, successors and assigns, pursuant to the terms of a concurrently executed Asset Purchase Agreement, its full and exclusive rights in and to the Intellectual Property in the U.S. and every foreign country and its entire right, title, and interest in and to the Intellectual Property and related applications (e.g., provisional applications, non-provisional applications, continuations, continuations-in-part, divisionals, reissues, reexaminations, National phase applications, including petty patent applications, and utility model applications) that may be filed in the United States and every foreign country on the Intellectual Property, and extensions or derivations thereof, both foreign and domestic, that may issue thereon, and we do hereby authorize and request the Commissioner of Patents to issue U.S. patents to the above-mentioned Assignee agreeably with the terms of this assignment document. Further, Assignor assigns and transfers to the Assignee and the Assignee's legal representatives, successors and assigns the full and exclusive right to recover all past damages and other potential relief arising from the Intellectual Property assigned by this Agreement, including the full and exclusive right to pursue Civil Action Number 3:02cv3115, filed in US District Court for the Northern District of California (San Francisco), and naming Infosplit, Inc., as defendant.

     ASSIGNOR HEREBY AUTHORIZES the Assignee to insert in Exhibit B to this assignment document the filing date and application number of any application if the date and number are unavailable at the time this document is executed.

     UPON SAID CONSIDERATION, Assignor conveys to the Assignee the right to make application in its own behalf for protection of the Intellectual Property in the U.S. and countries foreign to tine U.S. and to claim under the Patent Cooperation Treaty, the International Convention and/or other international arrangement for any such application the date of any earlier U.S. application (or any other application on the invention) to gain priority with respect to other applications.

     IN WITNESS WHEREOF, Assignor has caused one of its officers to hereunder set his hand on the date shown below.

Date Sept 27, 2002
     ------------------------
     /s/ Gerald W. Kearby CEO
     ------------------------
          Title

STATE OF CALIFORNIA       )
         ----------
                          ) SS:
COUNTY OF SAN MATEO       )
          ---------

On this 27th day of September, 2002, before me, a Notary Public in and for said county, appeared GERALD KEARBY, who is personally proved to me to be the same person whose name is subscribed to the foregoing assignment document, and acknowledged that he/she signed and delivered as his/her free and voluntary act for the uses and purposes therein set forth.

       K. Rathod
       ---------
               Notary Public
 [SEAL]
         My Commission Expires  03/14/2006
                                ----------

                      EXHIBIT B TO ASSET PURCHASE AGREEMENT

Select Liquid Audio Patents:

US. Patent No. 5,852,800, to Modeste, et al.
Title: Method and Apparatus for user Controlled Modulation and Mixing for Digitally Stored Compressed Data
Issued: December 22, 1998

U.S. Patent No. 6,121,904, to Levine, E.
Title:  Lossless Data Compression with Low Complexity
Issued: September 19, 2000

U.S. Patent No. 6,028,541, to Levine, E.
Title:  Lossless Data Compression with Low Complexity
Issued: February 22, 2000

U.S. Patent No. 6,118,392, to Levine, E.
Title:  Lossless Data Compression with Low Complexity
Issued: September 12,2000

U.S. Patent No. 6,043,763, to Levine, E.
Title:  Lossless Data Compression with Low Complexity
Issued: March 28, 2000

U.S. Patent No. 6,125,348, to Levine, E.
Title:  Lossless Data Compression with Low Complexity
Issued: September 26, 2000

U.S. Patent No. 6,330,673, to Levine, E.
Title:  Robust Watermark Method and Apparatus for Digital Signals
Issued: December 11, 2001

U.S. Patent No. 6,209,094, to Levine, E., et al.
Title:  Robust Watermark Method and Apparatus for Digital Signals
Issued: March 27, 2001

U.S. Patent No. 6,345,100, to Levine, E
Title:  Robust Watermark Method and Apparatus for Digital Signals
Issued: February 5, 2002

U.S. Patent No. 6,320,965, lo Levine, E.
Title:  Secure Watermark Method and Apparatus for Digital Signals
Issued: November 20, 2001

U.S. Patent No. 6,219,634, to Levine, E.
Title:  Efficient Watermark Method and Apparatus for Digital Signals
Issued: April 17, 2001

U.S. Patent No. 6,151,631, to Ansell, et al.
Title: Territorial Determination of Remote Computer Location in a Wide Area Network for Conditional Delivery of Digitized Products
Issued: November 21, 2000

US Patent No, 6,266,644, to Levine, S.
Title:  Audio Encoding Apparatus and Methods
Issued: July 24, 2001

U.S. Patent No. 6,330,675, to Wiser, et al.
Title: System and Method for Secure Transfer of Digital Data to a Local Recordable Storage Medium
Issued: December 11,2001

U.S. Patent No. 6,367,019, to Ansell, et al.
Title:  Copy Security for Portable Music Players
Issued: April 2, 2002

U.S. Patent No. 6,385,596, to Wiser, et al.
Title:  Secure Online Music Distribution System
Issued: May 7,2002

Select Liquid Audio Applications:

U.S. Serial No. 09/522,061, filed March 9,2000, by Wiser, et al.
Title:  Secure Online Music Distribution System
Atty Docket P-2110.01

U.S. Application No. 08/966,072, filed July 11,1997, by Wiser, et al.
Title:  Digital Audio Signal Filtering Mechanism and Method
Atty Docket P-2064

U.S. Application No. 09/289,513, filed April 9,1999, by Wiser, et al.
Title:  Secure Online Music Distribution System
Atty Docket P-2090

U.S. Serial No. 09/551,260, filed April 18, 2000, by Ansell, et al.
Title: Territorial Determination of Remote Computer Location in a Wide Area Network for Conditional Delivery of Digitized Products
Atty Docket P-2091.01

U.S. Application No. 09/389,842, filed September 2, 1999, by Levine, E., et al.
Title:  Server Side Watermark Data Writing Method and Apparatus for Digital
Signals
Atty Docket P-2100

U.S. Application No. 09/468,279, filed December 20,1999, by Ansell, et al.
Title: Adaptable Security Mechanism for Preventing Unauthorized Access of Digital Data
Atty Docket P-2131

U.S. Application No. 09/645,014, filed August 23, 2000, by Lucas, et al.
Title:  Remote Software Installation and Maintenance
Atty Docket P-2138DI

U.S. Application No 09/645,013, filed August 23, 2000, by Lucas, et al.
Title:  Remote Software Installation and Maintenance
Atty Docket P-2138D2

U.S. Application No. 09/773,256, filed January 30, 2001, by Brownell et al.
Title:  Security Mechanism for Computer Processing Modules
Atty Docket P-2170

U.S. Provisional Application No. 60/353,581, filed January 30, 2002, by Brownell,et al.
Title:  Digital Rights Management
Atty Docket PR-2219

SELECT LIQUID AUDIO FOREIGN-FILED APPLICATIONS:

EP Application No. EP20000921844, filed April 7,2000, naming Wiser, Cherenson, Ansell, and Cannon
Title:  Secure Online Music Distribution System
Any Docket P-2090-EP

Japanese Application No. 2000-611,258, filed November 2, 2001, naming Wiser, et al.
Title:  Secure Online Music Distribution System
Any Docket P-2090-JP

EP Application No. EP19990953187, filed October 15,1999, naming Ansell and Cherenson
Title: Territorial Determination of Remote Computer Location in A Wide Area Network for Conditional Delivery of Digitized Products
Any Docket P-2091-EP

Japanese Application No. 2000-576,334, filed October 15. 1999, naming Ansell, et al.
Title: Territorial Determination of Remote Computer Location in A Wide Area Network for Conditional Delivery of Digitized Products
Atty Docket P-2091-JP

PCT Application No.WO2000USO8118, filed March 24, 2000, naming Ansell, Cherenson, Paley, Katz, Kelsey, and Schneier
Title:  Copy Security for Portable Music Players
Atty Docket P-2098-PCT

EP Application No. EP20000918450, filed March 24,2000, naming Ansell, Cherenson, Paley, Katz, Kelsey, and Schneier
Title:  Copy Security for Portable Music Players
Atty Docket P-2098-EP

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Japanese Application No. 2000-608,380, filed, naming Ansell, et al.
Title: Copy Security for Portable Music Players
Atty Docket P-2098-JP

PCT Application No. WO2000US28205, filed October 11,2000, naming Ansell, et al.
Title: Adaptable Security Mechanism for Preventing Unauthorized Access of Digital Data
Atty Docket P-2131-PCT

Japanese Application No. 2001-547,236, filed June 20, 2002, naming Ansell, et al.
Title: Adaptable Security Mechanism for Preventing Unauthorized Access of Digital Data
Atty Docket P-213J-JP

EP Application No. EP20000976565, filed October 11, 2000, naming Ansell, et al.
Title: Adaptable Security Mechanism for Preventing Unauthorized Access of DigitalData
Atty Docket P-2131-EP

PCT Application No. WO2002US01746, filed January 22, 2002, naming Brownell, et al.
Title: Security Mechanism for Computer Processing Modules
Atty Docket P-2I70-PCT

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